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                                                                     EXHIBIT 3.9

NANCY L. WORLEY                                                    P.O. BOX 5616
SECRETARY OF STATE                                     MONTGOMERY, AL 36103-5616

                                STATE OF ALABAMA

I, NANCY L. WORLEY, SECRETARY OF STATE OF THE STATE OF ALABAMA, HAVING CUSTODY OF THE GREAT AND PRINCIPAL SEAL OF SAID STATE, DO HEREBY CERTIFY THAT

     as appears on file and of record in this office, the pages hereto attached, contain a true, accurate and literal copy of articles of incorporation of Amerco Real Estate Company of Alabama, Inc. as received and filed in the office of the Secretary of State of Alabama on August 2, 1991, showing the date of incorporation as July 26, 1991, the date said instrument was filed in the office of the Judge of Probate of Montgomery County.

                  IN TESTIMONY WHEREOF, I HAVE HEREUNTO SET MY HAND AND AFFIXED THE GREAT SEAL OF THE STATE, AT THE CAPITOL, IN THE CITY OF MONTGOMERY, ON THIS DAY.

                           08/06/03
                  -------------------------------------------------------------
[SEAL]            DATE

                  /s/ Nancy L. Worley
                  -------------------------------------------------------------
                  NANCY L. WORLEY                           SECRETARY OF STATE

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                                STATE OF ALABAMA

I, BILLY JOE CAMP, SECRETARY OF STATE OF THE STATE OF ALABAMA, HAVING CUSTODY OF THE GREAT AND PRINCIPAL SEAL OF SAID STATE, DO HEREBY CERTIFY THAT

pursuant to the provisions of Section 10-2A-26, Code of Alabama 1975, and upon an examination of the corporation records on file in this office, the following corporate name is reserved as available:

                   Amerco Real Estate Company of Alabama, Inc.

This domestic corporation name is proposed to be incorporated in Montgomery County and is for the exclusive use of Blanche I. Passolt, P. O. Box 21502, Phoenix, AZ 85036-1502 for a period of one hundred twenty days beginning July 15, 1991 and expiring November 13, 1991.

                           IN TESTIMONY WHEREOF, I HAVE HEREUNTO SET MY HAND AND AFFIXED THE GREAT SEAL OF THE STATE, AT THE CAPITOL, IN THE CITY OF MONTGOMERY, ON THIS DAY.

                           July 15, 1991
                           -----------------------------------------------------
[SEAL]                     DATE

                           /s/ Billy Joe Camp
                           -----------------------------------------------------
                           BILLY JOE CAMP                     SECRETARY OF STATE

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                         CERTIFICATION OF INCORPORATION

                                       OF

                   AMERCO REAL ESTATE COMPANY OF ALABAMA, INC.

STATE OF ALABAMA  X

MONTGOMERY COUNTY X

         I, the undersigned Walker Hobbie, Jr., Judge of Probate of Montgomery County, Alabama, hereby certify that the Certificate of Incorporation of

                  AMERCO REAL ESTATE COMPANY OF ALABAMA, INC.

has this day been filed for record in the Probate Court of Montgomery County, Alabama; and that the Certificate of Incorporation has been recorded in compliance of Title 10-2A-92 of the Code of Alabama, and that the incorporators of said corporation, their successors and assigns, constitute a body corporate under the name set forth in said Certificate, namely:

                  AMERCO REAL ESTATE COMPANY OF ALABAMA, INC.

         IN WITNESS WHEREOF, I, the said Walker Hobbie, Jr., as Judge of Pro-bate of Montgomery County, Alabama, hereunto set my name and affix my seal of said Probate on this the 26 day of JULY, 1991.

                                            /s/ Walker Hobbie, Jr.
                                            ------------------------------------
                                            WALKER HOBBIE, JR.
                                            JUDGE OF PROBATE
                                            MONTGOMERY COUNTY, ALABAMA.

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                            ARTICLES OF INCORPORATION

                                       OF

                   AMERCO REAL ESTATE COMPANY OF ALABAMA, INC.

                             AN ALABAMA CORPORATION

         THE UNDERSIGNED, being twenty-one years or older does hereby adopt the following Articles of Incorporation for the purpose of forming a corporation under the laws of the State of Alabama.

                                    ARTICLE I

         The name of the corporation is: AMERCO REAL ESTATE COMPANY OF ALABAMA, INC.

                                   ARTICLE II

         The period of duration of the corporation is perpetual.

                                   ARTICLE III

         The purpose or purposes for which the corporation is organized which may be stated to be, or to include, the transaction of any or all lawful business for which corporations may be incorporated under this chapter.

                                   ARTICLE IV

         The aggregate number of shares which the corporation shall have authority to issue are Five Hundred (500) shares of common stock with a par value of Ten ($10.00) Dollars each, or a total capitalization of One Thousand ($1,000.00) Dollars.

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                                    ARTICLE V

         The corporation will not commence business until the consideration of at least One Thousand ($1,000.00) Dollars has been received for the issuance of shares.

                                   ARTICLE VI

         The address of its principal office shall be 60 Commerce Street, City of Montgomery, Alabama 36103 and the name of the initial registered agent at said address is: The Corporation Company.

                                   ARTICLE VII

         The initial Board of Directors shall consist of three (3) members, and the initial Board who shall act until the first annual meeting of stockholders and their successors have been elected and qualified are:

         Edward J. Shoen                 2727 N. Central Ave. Phx. Az. 85004

         Gary V. Klinefelter             2721 N. Central Ave. Phx. Az. 85004

         George R. Olds                  2721 N. Central Ave. Phx. Az. 85004

                                  ARTICLE VIII

         The name and address of the agent designated by the incorporators to receive subscriptions to the capital stock is:

         John A. Lorentz                 2721 N. Central Ave. Phx. Az. 85004

         IN WITNESS WHEREOF, I have hereunto set my hand this 22nd day of July 1991.

                                            /s/ John A. Lorentz
                                            ------------------------------------
                                            John A. Lorentz, Incorporator

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STATE OF ARIZONA

COUNTY OF MARICOPA

         On this 22nd day of July, 1991, before me, a Notary Public for the State of Arizona, personally appeared John A. Lorentz, known to me to be the persons named in and who executed the foregoing instrument, and who acknowledged that they had executed the same and that the matters therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal this 22nd day of July, 1991.

                                            /s/ Blanche I. Passolt
                                            ------------------------------------
                                                       NOTARY PUBLIC

        (NOTARIAL SEAL)
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The State Of Alabama
   Montgomery County   } Probate Court


I, Walker Hobbie, Jr., Judge of Probate in and for the said County, in said State, hereby certify that the within and foregoing pages are a full, true and complete copy of INCORPORATION OF AMERCO REAL ESTATE COMPANY OF ALABAMA, INC.
as fully and completely as the same appears of record in this office in Book No. 0170 of Corporation at page 236.

                                    Given under my hand and official seal this 31 day of JULY, A.D. 1991

                              /s/ [ILLEGIBLE]
                              --------------------------------------------------
                              Judge of Probate Court, Montgomery County, Alabama